                                                                    EXHIBIT 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Arthur Andersen LLP, independent auditors. . . . . . . . . . . . . . . . .  13

Consolidated Balance Sheets at September 30, 1995, 1996 and 1997 (audited) . . . . .  14

Consolidated Statements of Operations for the years ended September 30, 1995,
1996 and 1997 (audited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Consolidated Statements of Manditorily Redeemable Convertible Preferred
Stock and Stockholder Equity for the years ended September 30, 1995, 1996
And 1997 (audited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Consolidated Statements of Cash Flows for the years ended September 30, 1995,
1996 and 1997 (audited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Notes to the Consolidated Financial Statements . . . . . . . . . . . . . . . . . . .  18


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Access Health, Inc.

We have audited the accompanying consolidated balance sheets of Access Health, Inc. as of September 30, 1996 and 1997, and the related consolidated statements of operations, mandatorily redeemable convertible preferred stock and stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Access Health, Inc. at September 30, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.



                                   ARTHUR ANDERSEN LLP

Denver, Colorado,
October 14, 1998.

                             ACCESS HEALTH, INC.
                         CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

                                                                         SEPTEMBER 30,
                                                                    ---------------------
                                                                      1996           1997
                                                                    -------        -------
                                  ASSETS
Current assets:
 Cash and equivalents                                               $26,976        $17,499
 Available-for-sale securities                                       14,126         41,969
 Accounts and licenses receivable, net of allowance for
  doubtful accounts of $1,068 at September 30, 1997, $860 at
  September 30, 1996                                                 15,355         16,918
 Deferred income taxes                                                2,602          9,295
 Income taxes receivable                                              1,917          3,231
 Prepaid expenses                                                     2,722          2,456
 Other current assets                                                 1,146          1,708
                                                                    -------        -------
          Total current assets                                       64,844         93,076
Property and equipment, net                                          17,457         17,766
Purchased intangible assets, net of accumulated
 amortization of $4,911 at September 30, 1997, $4,327 at
 September 30, 1996                                                   3,478          2,894
Investment in AHN                                                     5,000             --
Deferred income taxes                                                    --          1,042
Other assets                                                          1,366            773
                                                                    -------        -------
          Total assets                                              $92,145       $115,551
                                                                    -------        -------
                                                                    -------        -------

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                    $4,573         $4,434
 Accrued payroll and related expenses                                 3,829          4,473
 Accrued integration and restructuring costs                             --          3,109
 Other accrued expenses                                               5,196          4,558
 Notes payable to related parties                                     1,696          1,264
 Current portion of long-term debt                                      444            209
 Current portion of capital lease obligations                           424            469
 Deferred revenue                                                    11,039         15,782
                                                                    -------        -------
          Total current liabilities                                  27,201         34,298
Capital lease obligations                                               965            542
Long-term debt                                                          541            217
Commitments and contingencies
Mandatorily redeemable convertible preferred stock, $.001
 par value, aggregate liquidation and redemption preference
 of $10,995 at September 30, 1996; 3,859,196 shares authorized,
 3,734,151 shares issued and outstanding as of September 30,
 1996 (none at September 30, 1997)                                   10,995             --
Stockholders' equity:
 Preferred stock, $.001 par value 5,000,000 shares
  authorized, no shares issued and outstanding                           --             --
 Common stock, $.001 par value 75,000,000 shares authorized,
  22,060,394 shares issued and outstanding at September 30,
  1997, 17,499,162 at September 30, 1996                                 18             22
 Additional paid-in capital                                          58,311         80,935
 Deferred stock compensation                                           (443)            --
 Accumulated deficit                                                 (5,443)          (463)
                                                                    -------        -------
          Total stockholders' equity                                 52,443         80,494
                                                                    -------        -------
                                                                    $92,145       $115,551
                                                                    -------        -------
                                                                    -------        -------

                            See accompanying notes.

                              ACCESS HEALTH, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           YEARS ENDED SEPTEMBER  30,
                                                                    -------------------------------------
                                                                      1995           1996           1997
                                                                    -------        -------        -------
Revenues:
 Care management services                                           $26,484        $61,178        $93,729
 Licensing and support services                                      16,281         21,658         26,913
                                                                    -------        -------        -------
          Total revenues
                                                                     42,765         82,836        120,642
Costs and expenses:
 Cost of revenues:
      Care management services                                       19,374         34,653         49,237
      Licensing and support services                                  8,556          8,630          7,879
 Product and other development                                        3,972          8,350         11,232
 Sales and marketing                                                  6,434         11,408         11,684
 General and administrative                                           6,967         13,897         13,499
 Transaction costs                                                       --             --          6,345
 Integration and restructuring                                           --             --          9,661
                                                                    -------        -------        -------
          Total costs and expenses                                   45,303         76,938        109,537

Income (loss) from operations                                        (2,538)         5,898         11,105

Non-operating income (expenses):
 Impairment loss on interests in AHN                                     --             --        (10,000)
 Interest and other income                                              911          1,633          2,182
 Interest expense                                                      (188)          (225)          (357)
                                                                    -------        -------        -------

Income (loss) before income taxes                                    (1,815)         7,306          2,930

Provision (credit) for income taxes                                    (638)         6,110         (2,050)
                                                                    -------        -------        -------

Net income (loss)                                                   $(1,177)        $1,196         $4,980
                                                                    -------        -------        -------
                                                                    -------        -------        -------

Net income (loss) per share
 Basic                                                               $(0.08)         $0.07          $0.23

                                                                    -------        -------        -------
                                                                    -------        -------        -------
 Diluted                                                             $(0.08)         $0.05          $0.21
                                                                    -------        -------        -------
                                                                    -------        -------        -------

Shares used in per share calculations
 Basic                                                               14,814         16,698         21,668
                                                                    -------        -------        -------
                                                                    -------        -------        -------
 Diluted                                                             14,814         22,667         23,892
                                                                    -------        -------        -------
                                                                    -------        -------        -------

                           See accompanying notes.

                              ACCESS HEALTH, INC.
        CONSOLIDATED STATEMENTS OF MANDATORILY REDEEMABLE CONVERTIBLE
                   PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                               Stockholders' Equity
                                 Mandatorily
                                 Redeemable
                                 Convertible       Common Stock
                               Preferred Stock
                                                                                      Deferred                  Stockholder
                                                                     Additional        Stock      Accumulated     Notes
                               Shares    Amount    Shares   Amount Paid-in Capital  Compensation    Deficit     Receivable   Total
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------
BALANCE, SEPTEMBER 30, 1994   2,459,834 $  3,635 14,715,789   $15        $22,456        $--         $(6,260)         $(9)   $16,202
 Sale of common stock                --       --    263,813    --            671         --              --           --        671
 Repayment of stockholder                     --         --    --             --         --              --            9          9
 note receivable
 Income tax benefit from                      --         --    --            350         --              --           --        350
 exercise of stock
 options
 Sale of mandatorily          1,047,394    5,980         --    --             --         --             (40)          --        (40)
 redeemable convertible
 preferred stock and
 related issuance costs
 Issuance of mandatorily        178,512    1,020         --    --             --         --              --           --         --
 redeemable convertible
 preferred stock for
 conversion of notes
 payable and accrued
 interest
 Issuance of common stock            --       --    127,483    --             73         --              --           --         73
     Net loss                        --       --         --    --             --         --          (1,177)          --     (1,177)
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------
BALANCE, SEPTEMBER 30,        3,685,740   10,635 15,107,085    15         23,550         --          (7,477)          --     16,088
1995
 Sale of common stock in             --       --  1,500,000     2         29,503         --              --           --     29,505
 secondary public
 offering
 Sale of common stock                --       --  1,049,413     1          2,291         --              --           --      2,292
 upon exercise of
 warrants and options
 Income tax benefit from             --       --         --    --          2,491         --              --           --      2,491
 exercise of stock
 options
 Sale of mandatorily             48,411      360         --    --             --         --              --           --         --
 redeemable convertible
 preferred stock
 Deferred stock                      --       --         --    --            476      (476)              --           --         --
 compensation
 Amortization of deferred            --       --         --    --             --         33              --           --         33
 stock compensation
 Elimination of IAS and              --       --   (157,336)   --             --         --             838           --        838
 CRS net activity for the
 three months ended
 December 31, 1995
     Net income                      --       --         --    --             --         --           1,196           --      1,196
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------
BALANCE, SEPTEMBER 30,        3,734,151   10,995 17,499,162    18         58,311      (443)          (5,443)          --     52,443
1996


 Conversion of               (3,734,151) (10,995) 3,734,151     3         10,992         --              --           --     10,995
 mandatorily redeemable
 convertible preferred
 stock into common stock
 Stock compensation costs            --       --         --    --          1,886         --              --           --      1,886
 related to accelerated
 vesting of stock options
 Amortization of deferred            --       --         --    --             --        443              --           --        443
 stock compensation
 Sale of common stock                --       --    762,581     1          3,803         --              --           --      3,804
 upon exercise of
 warrants and options
 Shares issued for                   --       --     64,500    --          2,233         --              --           --      2,233
 services in connection
 with acquisition
 Income tax benefit from             --       --         --    --          3,710         --              --           --      3,710
 exercise of stock
 options
     Net income                      --       --         --    --             --         --           4,980           --      4,980
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------
BALANCE, SEPTEMBER 30,               --       -- 22,060,394   $22        $80,935         --         $  (463)          --    $80,494
1997
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------
                             ---------- -------- ---------- ------ ---------------  ------------  -----------   ----------- -------

                             See accompanying notes.

                              ACCESS HEALTH, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                           YEARS ENDED SEPTEMBER 30,
                                                                           -------------------------
                                                                      1995           1996           1997
                                                                    --------        ------         ------
Cash flows from operating activities:
 Net income (loss)                                                  $(1,177)        $1,196         $4,980
 Adjustments to reconcile net income (loss) to net
  cash provided by operations:
      Provision for doubtful accounts                                   285            210             18
      Depreciation and amortization                                   2,251          4,378          6,622
      Impairment loss on interests in AHN                                --             --         10,000
      Deferred stock compensation                                        --             33            443
      Accelerated vesting of stock options                               --             --          1,886
      Common stock issued for services                                   --             --          2,233
      Notes payable to related parties                                   --          1,500             --
      Deferred income taxes                                             391           (482)        (7,735)
 Changes in:
 Accounts and licenses receivable                                    (2,306)        (7,215)        (1,582)
 Income taxes receivable                                              1,530            658          2,396
 Prepaid expenses and other current assets                             (245)        (2,179)          (296)
 Accounts payable                                                     1,138          1,956           (140)
 Accrued payroll and related expenses                                 1,662          1,666            644
 Accrued integration and restructuring costs                             --             --          3,109
 Other accrued expenses                                                 590          3,292            602
 Deferred revenue                                                     1,365          4,023          3,836
                                                                     ------         ------         ------
          Net cash provided by operating activities

                                                                      5,484          9,036         27,016
                                                                     ------         ------         ------
Cash flows from investing activities:
 Purchases of available-for-sale securities                          (6,919)       (33,259)       (73,206)
 Maturities of available-for-sale securities                          4,256         24,305         45,363
 Purchase of property and equipment                                  (5,484)       (11,775)        (6,634)
 Investments in and notes receivable from AHN                            --         (5,000)        (5,000)
 (Increase) decrease in other assets                                   (172)           358            593
                                                                     ------         ------         ------
          Net cash used by investing activities

                                                                     (8,319)       (25,371)       (38,884)
                                                                     ------         ------         ------

Cash flows from financing activities:
 Payment of long-term debt and capital leases                          (342)          (827)        (1,177)
 Payment of stockholder note receivable                                   9             --             --
 Notes payable to related parties                                        --             --           (236)
 Sale of mandatorily redeemable convertible preferred stock           5,980            360             --
 Proceeds from note payable                                              --            680             --
 Sale of common stock                                                   671         31,797          3,804
                                                                     ------         ------         ------
          Net cash provided by financing activities
                                                                      6,318         32,010          2,391
                                                                     ------         ------         ------
Net increase (decrease) in cash and equivalents
                                                                      3,483         15,675         (9,477)
Elimination of Informed Access and CRS net cash activity
 for the three months ended December 31, 1995                            --            446             --
Cash and equivalents at beginning of year                             7,372         10,855         26,976
                                                                     ------         ------         ------
Cash and equivalents at end of year                                 $10,855        $26,976        $17,499
                                                                     ------         ------         ------
                                                                     ------         ------         ------
Non-Cash Financing Activities
Income tax benefit from exercise of common stock                       $350         $2,491         $3,710
                                                                     ------         ------         ------
                                                                     ------         ------         ------

                            See accompanying notes.

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION, BUSINESS AND PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Access Health, Inc. and its wholly-owned subsidiaries. The consolidated entity is referred to herein as the Company. All intercompany accounts and transactions have been eliminated in consolidation. As more fully described in Note 2, the Company entered into business combinations with Informed Access Systems, Inc., ("Informed Access") and Clinical Reference Systems, Ltd., ("CRS") during November of 1996 and InterQual, Inc. ("InterQual") during June of 1998. The business combinations have been accounted for as poolings-of-interests and the historical consolidated financial statements of the Company for all dates and periods prior to the business combinations have been restated to include the financial positions, results of operations and cash flows of Informed Access, CRS and InterQual.

     The Company develops, markets and supports care management programs which help managed care organizations, insurers, self-insured employers, physician groups and hospitals manage consumer demand for health care
services.   The Company operates primarily in the United States.

REVENUE RECOGNITION

     Revenues include care management services, which consist of program membership, member communications and teleservicing fees from the Company's Personal Health Advisor-Registered Trademark-, FirstHelp-TM- and ASK-A-NURSE-Registered Trademark- contracts with managed care organizations, insurers, self-insured employers and hospitals. Revenues also include licensing and support services related to the Company's products including InterQual Clinical Decision Support Criteria, ASK-A-NURSE-Registered Trademark-, FirstHelp-TM-, patient education software, Access Care Management System ("ACMS"), HealthSelect, and Cancer HELPLINK-Registered Trademark-.

     Program membership fees from Personal Health Advisor-Registered Trademark-and FirstHelp-TM- contracts are recognized ratably in accordance with contract terms on the basis of per-member fees. Member communications fees are recognized upon the delivery of services. Teleservicing fees are recognized in accordance with contract terms on the basis of per-call fees or fees based on phone counselor staffing.

     License revenues from InterQual Clinical Decision Support Criteria, ASK-A-NURSE-Registered Trademark-, FirstHelp-TM-, ACMS and Cancer HELPLINK-Registered Trademark- are recognized ratably over the term of the contract. During fiscal 1995, revenues from ASK-A-NURSE-Registered Trademark-and Cancer HELPLINK-Registered Trademark- were recognized when implementation services were substantially complete, no significant continuing obligations remained and collection was probable. Fees billable more than one year after the license grant date are discounted at the prime rate (which ranged from 6% to 9% for the periods presented), plus 3%. HealthSelect and patient education software revenue is recognized upon delivery of the software.

     Support revenues are comprised of software support revenue and direct marketing fees. Revenue from support contracts and software maintenance contracts is deferred when billed and recognized ratably over the contract term. Fees for direct marketing and other services are recognized upon the delivery of services.

PRODUCT AND OTHER DEVELOPMENT COSTS

     Product and other development costs are expensed as incurred and consist primarily of salaries, supplies and contract services related to the development of the Company's products and services.

CASH EQUIVALENTS AND AVAILABLE-FOR-SALE SECURITIES

     The Company invests its excess cash in high quality money market instruments and certain other investments. The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. Available-for-sale securities are recorded at amounts that approximated fair value as of September 30, 1996 and 1997 and are available to fund current operations.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and consist of office furniture and equipment, computer equipment, leasehold improvements and computer software for internal use. Depreciation and amortization of furniture and equipment, computer equipment and leasehold improvements are provided on the straight line basis over the useful lives of the respective assets or the lease term if shorter, which range from two to ten years. Computer software consists of the direct cost of internally developed software and purchased software and is being amortized on the straight-line basis over an estimated useful life of four years.

PURCHASED INTANGIBLE ASSETS

     Purchased intangible assets consist primarily of product rights and are being amortized on the straight-line basis over three to ten years.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and fair value of the long-lived asset.

INTERESTS IN AHN

     In April 1996, the Company invested $5.0 million in America's Health Network, L.P. ("AHN"), a 24-hour 7 days a week cable television channel devoted to consumer health care information. The Company is a limited partner in AHN. In 1996 the investment in AHN was accounted for using the cost method. During January 1997, the Company purchased an 8% Convertible Subordinated Debenture from AHN in the face amount of $5.0 million. The debenture, which matures on December 31, 2001, is unsecured and subordinated to all other debt owed by AHN. Interest accrues at 8% annually and is only payable under certain conditions as described in the agreement. The debenture is convertible into partnership interests at the option of the holder.

     During fiscal 1997, AHN's majority owner and principal financial sponsor, The Providence Journal Company ("PJC") was acquired by AH Belo Corp ("Belo"). Subsequent to Belo's acquisition of PJC in February 1997, Belo indicated that it did not intend to provide additional financing to AHN and pursued alternate financing and operating strategies for AHN. On July 31, 1997, Belo terminated its 65 percent ownership interest in AHN when a previously announced agreement to sell its interest in AHN to Columbia/HCA Healthcare Corp. ("Columbia") was terminated. As a result of losing its principal financial sponsor and not being able to obtain additional financing, AHN suspended daily operations and furloughed the majority of its employees. Accordingly, the Company determined the equity investment and the subordinated debenture were not recoverable and they were written off in the fourth quarter of fiscal 1997.

CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its cash investments with high credit quality banks and financial institutions and invests primarily in US government and high-grade municipal debt securities and corporate debt securities. Concentration of credit risk with respect to trade receivables are limited because the Company's accounts and licenses receivable are with a large number of companies. A large number of the Company's clients are in the health care and insurance industries and the Company generally does not require collateral. The Company provides for known and unknown uncollectible accounts and licenses receivable.

     During fiscal 1997, the Company had no clients that represented over 10% of total revenue. During fiscal 1996, the Company had one customer that represented over 10% of total revenue. Sales to this customer were $10,609,000 during fiscal 1996. During fiscal 1995, the Company had two customers which each represented over 10% of total revenues. Sales to these customers in fiscal 1995 were $6,569,000 and $4,484,000.

STOCK SPLIT

     On February 15, 1996, the Company effected a three-for-two common stock split. All references in the accompanying financial statements to the number of common shares and per-share amounts have been retroactively restated to reflect the stock split.

NET INCOME (LOSS) PER SHARE

     In connection with the filing of its quarterly report for the first quarter of fiscal year 1998, the Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") "Earning per Share". This statement establishes standards for computing and presenting basic and diluted earnings per share. Under this statement, basic earnings or loss per share is computed by dividing the net earnings or loss by the weighted average number of shares of common stock outstanding. Diluted earnings or loss per share is determined by dividing the net earnings or loss by the sum of (1) the weighted average number of common shares outstanding, (2) if not anti-dilutive, the number of shares of convertible preferred stock as if converted upon issuance, and (3) if not anti-dilutive, the effect of outstanding stock options determined utilizing the treasury stock method. As a result of adopting SFAS 128, reported (loss) earnings per share for the years ended September 30, 1995, 1996 and 1997 were restated. The effect of this accounting change on previously reported (loss) earnings per share was as follows:

                                                       SEPTEMBER 30,
                                               1995        1996       1997
                                              ------      ------     ------
      Primary (loss) earnings per share       $(0.08)     $ 0.05     $ 0.21
      Effect of SFAS 128                          --        0.02       0.02
                                              ------      ------     ------
      Basic (loss) earnings per share as       (0.08)       0.07       0.23
      Effect of SFAS 128                          --       (0.02)     (0.02)
                                              ------      ------     ------
      Diluted (loss) earnings per share       $(0.08)      $0.05     $ 0.21
                                              ------      ------     ------
                                              ------      ------     ------

     A reconciliation of the numerators and the denominators of the basic and diluted per share computations for income (loss) for the years ended September 30, 1995, 1996 and 1997 are as follows:


                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                                     -------------------------------------
                                                  INCOME (Loss)       SHARES       PER SHARE
                                                  -------------       ------        AMOUNT
                                                                                   ---------
 Net loss                                          $(1,177,000)
 Basic and diluted earnings (loss) per share:
  Income (loss) available to common                $(1,177,000)     14,814,000      $(0.08)
   stockholders
                                                  ------------      ----------      ------


     Options to purchase approximately 1.9 million shares of Access Health's common stock and convertible preferred stock that were convertible into approximately 3.7 million shares of Access Health's common stock were outstanding as of September 30, 1995 but were not included in the computation of diluted earnings per share because they were anti-dilutive.

                                                                    FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                                                    -------------------------------------
                                                                        INCOME      SHARES      PER SHARE
                                                                    -------------   ------       AMOUNT
                                                                                                ---------
   Net income                                                       $1,196,000
   Basic earnings per share:
    Income available to common stockholders                         $1,196,000    16,698,000      $0.07
                                                                    ----------                   ------
    Options issued to directors and employees                                      2,276,000
    Common stock issuable from Convertible preferred stock
                                                                                   3,693,000
                                                                                   ---------
   Diluted earnings per share:
    Income available to common stockholders                         $1,196,000    22,667,000      $0.05
                                                                    ----------    ----------      -----



                                                                    FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                                                    -------------------------------------
                                                                        INCOME      SHARES      PER SHARE
                                                                    -------------   ------       AMOUNT
                                                                                                ---------
    Net income                                                        $4,980,000
    Basic earnings per share:
     Income available to common stockholders                          $4,980,000   21,668,000      $0.23
                                                                      ----------                   -----
     Options issued to directors and employees                                      2,224,000
                                                                                   ----------
    Diluted earnings per share:
     Income available to common stockholders                          $4,980,000   23,892,000      $0.21
                                                                      ----------   ----------      -----
                                                                      ----------   ----------      -----


INCOME TAXES

     Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse. A valuation allowance is established for deferred tax assets (deductible temporary differences and credit and net operating loss carryforwards) that, on a more likely than not basis, are not expected to be realized.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and equivalents, available-for-sale securities, trade receivables and long-term debt. The carrying values of cash and equivalents, available-for-sale securities and trade receivables approximate fair value. The fair value of long-term debt is estimated based on current rates available for similar debt with similar maturities and securities, and at September 30, 1996 and 1997, approximates the carrying value.

STOCK ISSUED TO EMPLOYEES

     As permitted under the provisions of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation for employees using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price or fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 130

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which is required to be adopted for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management has determined this change will not significantly affect its financial reporting. The Company expects to
adopt Statement No. 130 in the first quarter of fiscal 1999.   For all
periods presented, comprehensive income is the same as net income.

 STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 131

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. The statement requires that a public company report financial and descriptive information about its reportable operating segments using the management approach. Management has determined this change will not significantly affect its financial reporting. The Company expects to adopt Statement No. 131 in the first quarter of fiscal 1999.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Statement No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). Statement No. 133 cannot be applied retroactively. Statement No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

The Company does not typically enter into arrangements that would fall under the scope of Statement No. 133. The Company's management has not yet quantified the impacts of adopting Statement No. 133 on the Company's financial statements and has not determined the timing of or method of the Company's adoption of Statement 133. However, should the Company determine to utilize the arrangements covered by Statement No. 133, the Statement could increase volatility in earnings and other comprehensive income. Because the Company has not historically entered into such arrangements, management believes that the Statement No. 133 will not significantly affect its financial reporting.

STATEMENT OF POSITION 98-1

     In March 1998, the AICPA issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This statement is effective for fiscal years beginning after December 15, 1998, although earlier application is permitted. In general, SOP 98-1 requires that certain costs to develop software for internal use be capitalized. These requirements are to be applied prospectively from the date of the Company's adoption. The Company does not anticipate any adverse impact on its financial position and results of operations.

STATEMENT OF POSITION 98-5

     In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". This statement is effective for financial statements for fiscal years beginning after December 15, 1998. In general, SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of SOP 98-5 should be reported as the cumulative effect of a change in accounting principle. Management believes that the adoption of SOP 98-5 will not have a material impact on its financial statements.

NOTE 2:  BUSINESS COMBINATIONS

     During November 1996, the Company completed mergers with Informed Access in exchange for 5,375,000 shares of Access Health Common Stock (including 4,778,317 shares issued to Informed Access shareholders and 596,683 shares reserved for future grants to Informed Access option holders) and CRS, in exchange for 170,000 issued shares of Access Health common stock. During June 1998, the Company completed the merger with InterQual, Inc. ("InterQual") in exchange for 4,540,000 shares of Access Health common stock.
 These business combinations were accounted for as pooling-of-interests and, accordingly, the historical financial statements of the Company have been restated to include the consolidated financial statements of Access Health, Informed Access, CRS and InterQual for all dates and periods presented.

     The consolidated statements of operations and accompanying notes for the fiscal year ended September 30, 1995 include the operations of Informed Access and CRS for the calendar year ended December 31, 1995. The consolidated statement of operations and accompanying notes of the Company for the fiscal year ended September 30, 1996 include the operations of Informed Access and CRS for the twelve months ended September 30, 1996. Accordingly, the Company's accumulated deficit has been adjusted for the effect of utilizing differing fiscal year ends for these periods. The combined revenues and net income (loss) of Informed Access and CRS for the three months ended December 31, 1995 were $1,814,000 and $(838,000), respectively. Subsequent to the business combinations, the fiscal year-ends of Informed Access and CRS have been changed from December 31 to September 30 to conform to the fiscal year end of Access Health. The consolidated statements of operations and accompanying notes of the Company for the fiscal years ended September 30, 1995, 1996 and 1997 include the operations of InterQual for the calendar years ended December 31, 1995, 1996 and 1997, respectively. Subsequent to the consummation of this business combination, the fiscal year-end of InterQual was changed from December 31 to September 30 to conform to the fiscal year-end of Access Health.

     The table below sets forth the combining and combined revenues and net income (loss) for the fiscal years ended September 30, 1995, 1996 and 1997 (in thousands):

                                 ACCESS HEALTH  INFORMED ACCESS    CRS      INTERQUAL     ADJUSTMENT  COMBINED
                                 -------------  ---------------   ------    ---------     ----------  --------
      1995
       Revenues                      $31,553       $ 2,957        $1,500      $6,755           --      $42,765
      Net income (loss)                1,540        (3,745)          226        (496)      $1,298       (1,177)

      1996
       Revenues                      $62,073        $8,668        $1,362     $10,733           --      $82,836
       Net income (loss)               8,125        (6,007)         (391)        102        $(633)       1,196

      1997
       Revenues                     $104,327           N/A           N/A     $16,315                  $120,642
       Net income                      4,618           N/A           N/A         362                     4,980


     The adjustments to the combined results of operations included in the table above reflect the realization of the Informed Access net operating loss carryover to the extent of Access Health deferred income tax liabilities which reversed in 1997.

     Integration and restructuring costs related to the mergers of Informed Access and CRS were recorded in the amounts of $7.0 million and $2.7 million during the first and fourth quarters of fiscal 1997, respectively. Integration and restructuring costs include: $7.2 million for severance, outplacement and relocation costs specifically related to the merger; $1.2 million related to the closure and elimination of duplicate leased facilities, primarily corporate headquarters, a sales office and a call center; and $1.3 million related to the write-off of computer hardware and other assets which were made obsolete as a result of the merger and duplicate information systems. Total expected cash expenditures relating to the merger charge are estimated to be approximately $6.7 million, of which approximately $3.6 million was disbursed prior to September 30, 1997. The remaining merger-related accrual at September 30, 1997 was approximately $3.1 million. Termination benefits received by employees terminated through September 30, 1997 were approximately $4.5 million. Substantially all of the remaining severance and outplacement amounts were paid during fiscal 1998.

     Transaction, integration and restructuring costs related to the merger of InterQual, Inc. are anticipated to be approximately $9.0 million and will be reflected in fiscal year 1998. Approximately $5.6 million is anticipated to be spent on transaction related payments to bankers, financial advisors, legal firms and accounting firms. Approximately $3.4 million is anticipated to be incurred related to severance and other integration activities.

NOTE 3: AVAILABLE-FOR-SALE SECURITIES

     The following is a summary of available-for-sale securities as of September 30, 1996 and 1997 (in thousands):

                                                             1996    1997
                                                          --------  -------
    U.S. government and municipal debt securities         $ 23,789  $ 8,237
    Corporate debt securities                                6,451    7,968
    Corporate and municipal bond funds                       9,526   28,631
                                                          --------  -------
    Total available-for-sale securities                     39,766   44,836
    Less: amounts included in cash and equivalents         (25,640)  (2,867)
                                                          --------  -------
                                                          $ 14,126  $41,969
                                                          --------  -------
                                                          --------  -------

     Realized and unrealized gains and losses on available-for-sale securities were immaterial as of and for the years ended September 30, 1996 and 1997.

     The carrying value of available-for-sale securities at September 30, 1997, by contractual maturity, are shown below (in thousands).

    Less than 1 year                                                  $21,264
    1 to 5 years                                                        5,116
    5 to 10 years                                                           0
    After 10 years                                                     18,456
                                                                      -------
    Total available-for-sale securities                               $44,836
                                                                      -------
                                                                      -------

NOTE 4: PROPERTY AND EQUIPMENT

     As of September 30, 1996 and 1997, property and equipment consisted of the following (in thousands):

                                                         1996       1997
                                                       -------    --------
       Computer equipment                              $16,830    $ 21,019
       Office furniture and equipment                    4,730       5,705
       Computer software                                 2,433       3,168
       Leasehold improvements                            1,560       1,698
                                                       -------    --------
                                                        25,553      31,590
       Less: accumulated depreciation                   (8,096)    (13,824)
                                                       -------    --------
                                                       $17,457     $17,766
                                                       -------    --------
                                                       -------    --------

NOTE 5: NOTES PAYABLE TO RELATED PARTIES

     Notes payable to related parties consist primarily of notes payable arising from bonuses to members of Access Health management who are also stockholders of the Company, and were paid January 1998. The outstanding balances were $1,500,000 and $1,264,000 at September 30, 1996 and September 30, 1997, respectively.

NOTE 6: LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     The Company has a term facility agreement (the "Term Agreement") whereby through December 1996 the Company could borrow, in one or more borrowings, an amount not to exceed $2.0 million in the aggregate, subject to certain conditions set forth in the Term Agreement. This commitment is in the form of a $680,000 note payable facility and a $1,320,000 capital lease facility. At September 30, 1997, cumulative borrowings under the note payable facility and capital lease facility aggregated $395,000 and $676,000, respectively (at September 30, 1996, borrowings under the note payable facility and capital lease facility were $591,000 and $953,000, respectively). Borrowings under the Term Agreement are secured by certain of the Company's equipment with a net book value of approximately $1,200,000 at September 30, 1997.

     Amounts payable under the Term Agreement bear interest at 14.48%, are due at varying dates through September 1999, and require monthly payments of principal and interest totaling approximately $52,000. Amounts due under the note payable facility of the Term Agreement are $198,000 and $197,000 in fiscal 1998 and 1999, respectively.

     In connection with the Term Agreement, the Company issued warrants to the lender in October 1995 and May 1996. The warrants were converted into 8,638 shares of common stock in 1997.

     The Company had other capital leases outstanding aggregating $335,000 at September 30, 1997 and $436,000 at September 30, 1996.

     The following is a schedule of future minimum lease payments under all capital leases, together with the present value of net minimum lease payments, as of September 30, 1997 (in thousands):


     FISCAL YEAR
     -----------
     1998                                                            $  586
     1999                                                               503
     2000                                                                64
     2001                                                                26
     2002                                                                 9
                                                                     ------
                                                                      1,188
     Less:     amount representing interest and taxes                  (177)
                                                                     ------
     Present value of future minimum lease payments                   1,011
     Less:     current portion                                         (469)
                                                                     ------
     Capital lease obligations, long-term                              $542
                                                                     ------
                                                                     ------

     In June 1996, InterQual established a line of credit agreement for $750,000 with a bank, renewable annually. In December of 1997, a new line of credit was established for $2,000,000. Under the agreement, borrowings are due on demand and bear interest at the bank's prime rate (8.5% and 8.25% as of December 31, 1997 and 1996). The note is secured by substantially all assets of InterQual and requires that certain covenants be met. The Company met all covenants as of the end of fiscal 1997. In accordance with the terms of the agreement, the line of credit terminated upon merger with Access Health. The balance outstanding was $200,000 and $0 at the end of fiscal 1996 and 1997, respectively.

     InterQual had certain other notes payable to banks and finance companies with outstanding balances of $194,000 and $31,000 at the end of fiscal 1996 and fiscal 1997, respectively. These notes were secured by assets of the Company and had interest rates ranging from 8% to 8.75%. Monthly principal payments totaled approximately $6,000 and mature on various dates through October 2001.

     Interest paid during the years ended September 30, 1995, 1996 and 1997 was $141,000, $193,000 and $403,000, respectively.

NOTE 7: INCOME TAXES

     The provision (benefit) for income taxes consists of the following (in thousands):

                                                   Year ended September 30,
                                                   ------------------------
                                                  1995       1996        1997
                                                 ------     ------     -------
   Federal:
    Current                                      $(716)     $5,153     $ 4,079
    Deferred                                       188        (647)     (6,189)
                                                 -----      ------     -------
             Total federal                        (528)      4,505      (2,111)
   State:
    Current                                       (207)      1,787       1,607
    Deferred                                        97        (183)     (1,546)
                                                 -----      ------     -------
             Total state                          (110)      1,604          61
                                                 -----      ------     -------

   Provision (benefit) for income taxes          $(638)     $6,110     $(2,050)

     The income tax provision (benefit) differs from the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes. A reconciliation to the statutory federal income tax rate to the effective income tax rate is as follows:

                                                        YEAR ENDED SEPTEMBER 30,
                                                        ------------------------
                                                        1995      1996     1997
                                                        ----      ----     ----
 Statutory federal income tax rate                      (34%)      34%      34%
 State income taxes, net of federal benefit               (2)       15        2
 Tax exempt interest income                                --      (2)      (4)
 Transaction costs                                         --       --       39
 Amortization                                              --       --      (6)
 Utilization of net operating loss                         --       --    (136)
 Unconsolidated operating loss with no current              5       36       --
  benefit
 Other                                                    (4)        1        0
                                                         ---       ---     ----
 Effective income tax rate                              (35%)      84%    (70)%
                                                         ---       ---     ----
                                                         ---       ---     ----

Significant components of the Company's deferred income tax assets and liabilities at September 30, 1996 and 1997 are as follows (in thousands):

                                                           1996      1997
                                                         -------   -------
      Deferred income tax liabilities:
       Depreciation and amortization                     $ 1,124   $ 1,059
       Prepaid expenses                                    2,354     2,933
                                                         -------   -------
      Total deferred income tax liabilities                3,478     3,992

      Deferred income tax assets:
       Research and development credit                       161       161
       Amortization                                          954     1,016
       Vacation accrual                                      305       441
       Accrued expenses                                      784     1,548
       Deferred revenue                                    2,604     4,259
       State income taxes                                    386       243
       Receivable allowances and reserves                    322     3,461
       Investment loss                                        --     3,183
       Net operating loss                                  4,243       371
       Other                                                  60        17
                                                         -------   -------
      Total deferred income tax assets                     9,819    14,700
       Less: valuation allowance                          (3,739)     (371)
                                                         -------   -------
      Net deferred income tax asset                       $2,602   $10,337
                                                         -------   -------
      Current portion                                      2,602     9,295
      Long term portion                                        0     1,042
                                                         -------   -------
      Total net deferred income tax asset                 $2,602   $10,337
                                                         -------   -------
                                                         -------   -------

     Income tax payments were $72,100, $6,638,000 and $2,800,000 for the years ended September 30, 1995, 1996 and 1997, respectively. The Company received income tax refunds totaling $1,629,658 during the year ended September 30, 1995.

     During 1997, the Company liquidated one of its subsidiaries, resulting in the ability to utilize the net operating loss and reduce the valuation allowance by $3,368,000. The Company has a state net operating loss carry forward of approximately $6,700,000 that expires between 2007 and 2011. The Company also has approximately $161,000 of federal research and development credits which expire between 2007 and 2011.

     Realization of the Company's net deferred tax assets is dependent upon the Company generating sufficient taxable income in future years in appropriate tax jurisdiction to obtain benefit from the reversal of temporary differences and from tax credit carryforwards. The amount of deferred tax assets considered realizable is subject to adjustment in future periods if estimates of future taxable income are reduced.

NOTE 8: COMMITMENTS

OPERATING LEASES

     The Company leases its offices and certain equipment under the terms of operating leases that expire between September 1998 and December 2012. Minimum lease payments under these agreements are as follows:

                                               Minimum
                                                Lease
                            Fiscal Year       Payments
                            -----------       ----------
                              1998            $3,442,000
                              1999             3,307,000
                              2000             3,073,000
                              2001             3,028,000
                              2002             1,957,000
                              Thereafter      20,220,000
                                             -----------
                              Total          $35,027,000
                                             -----------
                                             -----------



Rental expenses are recorded on a straight-line basis over the respective lease terms and were $1,992,000, $2,348,000 and $2,968,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

NOTE 9: STOCKHOLDERS' EQUITY

COMMON STOCK

     In December 1995, the Company completed a secondary public offering of its common stock. A total of approximately 4.8 million shares were sold at $21.33 per share of which 1.5 million shares were sold by the Company and approximately 3.3 million shares were sold by certain of the Company's original Access Health, Inc. venture capital stockholders. Net proceeds to the Company from the offering were approximately $29.5 million.

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Informed Access was authorized to issue shares of mandatorily redeemable preferred stock from time to time in one or more series of designations, rights, preferences and limitations established by its board of directors. As of September 30, 1996, 3,734,151 aggregate shares of Series A, B, and C mandatorily redeemable preferred stock were issued and outstanding. Each share of mandatorily redeemable preferred stock was converted into one share of common stock upon completion of the merger with Informed Access (Note 2).

STOCK OPTIONS

     At September 30, 1997, the Company has four stock-based compensation plans, which are described below. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employee" ("APB 25") and related interpretations in accounting for its employee stock options. The Company has provided proforma disclosures below that are calculated using fair value accounting under SFAS No. 133.

EMPLOYEE OPTIONS

     The Company established an employee common stock option plan in 1989 (the "1989 Plan") under which incentive stock options, nonqualified stock options, and restricted common stock may be issued or sold to employees and consultants. As of September 30, 1997, a total of 3,550,000 shares of common stock have been reserved for issuance under these plans, of which 127,647 shares remained available for the granting of options at September 30, 1997.

     Incentive stock options generally become exercisable at the rate of twenty percent per year commencing on the first anniversary of the date of grant. As of September 30, 1996 and 1997, options to purchase 330,221 shares at exercise prices ranging from $0.167 to $12.42 per share and 677,129 shares at exercise prices ranging from $0.333 to $39.00 per share, respectively, were exercisable.

     During May and July 1996, certain options were granted with exercise prices below the applicable fair market value (as determined by an independent appraisal) on the date of grant, resulting in deferred stock compensation of approximately $476,000. The deferred stock compensation was to be amortized into expense ratably over the four year vesting term of the related options; however, because such options became 100% vested as a result of the merger with Informed Access in November 1996, the unamortized balance of deferred stock compensation was recorded as an expense in the quarter ended December 31, 1996.

     On November 18, 1996, options to acquire 739,500 shares of common stock under the Informed Access employee stock option plan converted to options to acquire 596,593 shares of Access Health common stock. As of September 30, 1997, 297,055 shares were outstanding and 291,693 were exercisable at prices ranging from $0.18 to $14.375 per share.

     On June 30, 1998, options to acquire 1,922 shares of common stock under InterQual's non qualified stock option plan were exercised and the resulting common shares of InterQual stock were converted upon the merger into 725,765 shares of Access Health common stock with exercise prices (after conversion) ranging from $0.08 to $0.25.

DIRECTOR OPTIONS

     The Company established a director common stock participation plan in 1995 (the "1995 Director Stock Option Plan") under which nonqualified stock options may be granted to directors. As of September 30, 1997, a total of 150,000 shares of common stock have been reserved for issuance under this plan, of which 93,750 shares remained available for the granting of options at September 30, 1997. As of September 30, 1997, options to purchase 56,250 shares were granted and 32,812 shares were exercisable at prices ranging from $10.25 to $54.25 per share.

SUPPLEMENTAL PLAN

     The Company established a Supplemental Plan in fiscal 1997 (the "Supplemental Plan") under which nonqualified stock options may be granted to employees and consultants. As of September 30, 1997, a total of 1,000,000 shares of common stock have been reserved for issuance under this Plan, of which 706,058 had been granted, 153,154 were cancelled and 447,096 were available for grant. As of September 30, 1997, 5,000 were exercisable at prices ranging from $14.375 to $33.125 per share.

STOCK PURCHASE PLAN

     The Company established a stock purchase plan in 1991 (the "1991 Plan") under which most employees of the Company may participate. A total of 825,000 shares of the Company's common stock have been reserved for issuance under the 1991 Plan. The 1991 Plan is administered by a committee appointed by the Board of Directors. Employees can elect to have from 1% to 10% of their monthly gross salary deducted during each offering period and applied to the purchase of stock. The purchase price is an amount equal to 85% of the lower fair market values of a share of common stock of the Company as of the beginning or end of each six-month offering period. During the years ended September 30, 1995, 1996 and 1997, the Company sold 48,548 shares of common stock for $468,710, 41,659 shares of common stock for $753,146 and 42,272 shares of common stock for $990,239, respectively. For purposes of calculating the pro forma disclosures required by SAFS 123, the fair value of the employee's purchase rights was estimated using the Black-Scholes option pricing model with the following assumptions for the years ended September 30, 1996 and 1997: dividend yield of 0; expected life of 6 months; expected volatility of 72.2%; and risk-free interest rate of 5.70% for both periods. The weighted-average fair value per share of those purchase rights granted during the years ended September 30, 1996 and 1997, were $7.61 and $12.33, respectively.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 PRO FORMA DISCLOSURES

     Pro forma information regarding net income (loss) and net income (loss) per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to October 1, 1995 under the fair value method of SFAS
123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for fiscal 1996 and 1997: risk-free interest rate range of 5.70% to 6.77%; a dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 72.2%; and an average expected life of the option of 3.0 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period. The Company's pro forma information, which includes the stock option plans and the employee stock purchase plan follows (in thousands, except for per share information):

                                                      YEARS ENDED SEPTEMBER 30,
                                                      -------------------------
                                                          1996        1997
                                                          ----        ----
     Net income as reported                               $1,196     $4,980
     Net loss pro forma                                  (18,253)    (3,824)
     Net income per share as reported
      Basic                                                 0.07       0.23
      Diluted                                               0.05       0.21
     Net loss per share pro forma
      Basic                                                (1.09)     (0.18)
      Diluted                                              (1.09)     (0.18)

     Because SFAS 123 is applicable only to options granted subsequent to October 1, 1995, its pro forma effect will not be fully reflected until 2000.

     A summary of the Company's stock option activity, and related information for the years ended September 30, 1995, 1996 and 1997 follows:

                                                   OPTIONS       WEIGHTED-AVERAGE
                                                   -------        EXERCISE PRICE
                                                                 ----------------
  Balance, September 30, 1994                     1,467,537
                                                  ---------
       Options granted                              705,181
       Options exercised                           (192,632)
       Options cancelled                           (102,195)
                                                  ---------
  Balance, September 30, 1995                     1,877,891
       Options granted                            2,284,382             $17.77
       Options exercised                           (510,869)              2.53
       Options cancelled                           (358,854)             17.37
                                                  ---------
  Balance, September 30, 1996                     3,292,550
       Options granted                            3,040,627              22.27
       Options exercised                           (659,731)              4.06
       Options cancelled                         (1,517,524)             30.36
                                                  ---------
  Balance, September 30, 1997                     4,155,922
                                                  ---------
                                                  ---------

     The weighted-average grant date fair value of options granted in 1996 and 1997 was $25.81 and $22.27, respectively.

     The following summarized information related to options outstanding and options exercisable at September 30, 1997:

        RANGE OF               OPTIONS           WEIGHTED AVERAGE         OPTIONS
     EXERCISE PRICES         OUTSTANDING       REMAINING CONTRACTUAL    EXERCISABLE
     ---------------         -----------          LIFE (IN YEARS)       -----------
                                               ---------------------
   $ 0.08 - $ 4.16              1,131,757              7.76               1,105,941
   $ 4.33 - $14.12                345,556              4.73                 204,989
   $14.37 - $14.37              1,509,487              9.45                  59,135
   $15.33 - $17.83                435,260              8.04                 279,060
   $18.66 - $29.45                 61,362              9.02                  15,674
   $30.00 - $30.00                450,000              9.53                   5,000
   $33.12 - $34.62                115,000              9.13                  53,750
   $39.00 - $39.00                    500              8.72                     100
   $50.62 - $50.62                 92,000              3.60                  46,000
   $54.25 - $54.25                 15,000              8.83                   8,750
                                ---------                                 ---------
                                4,155,922                                 1,778,399
                                ---------                                 ---------
                                ---------                                 ---------


COMMON STOCK WARRANTS AND OPTIONS

     In October 1988, nonqualified stock options to purchase 98,974 shares of Series A Preferred Stock at $0.46 per share, which converted to common stock options on February 28, 1992, were granted to a former director. As of September 30, 1997, 96,617 shares of common stock have been issued pursuant to this option.

     Nonqualified stock options to purchase 22,500 shares of common stock at prices ranging from $4.167 to $6.667 per share were granted in fiscal 1993 to certain consultants of the Company. The options become exercisable in equal installments over a five-year period commencing on the first anniversary of the date of grant; as of September 30, 1997, 15,000 shares of common stock have been purchased pursuant to these options and 3,000 of the remaining 7,500 shares are exercisable.

     In May 1996, the Company granted 2,000 shares of restricted stock to an officer. The Company retained the right to repurchase, at the market price on the date of grant ($50.625 per share), all of the shares if the officer left the Company during the first year after the grant date and half of the shares if the officer left the Company during the second year after the grant date. That officer left the Company April 1, 1997 and all shares were vested pursuant to agreement with such officer. The value of the shares, at the market price on the date of grant ($50.625 per share), was charged to operations at that time.

     During 1996, the Company granted nonqualified stock options to purchase 230,000 shares of common stock at $50.625 per share to an officer. That officer left the Company April 1, 1997. Pursuant to the separation agreement and consistent with the option agreement, options for 92,000 shares become exercisable in equal installments over a two-year period commencing on the first anniversary of the date of grant. As of September 30, 1997, 46,000 shares are exercisable through April 1999. The remainders have been canceled.

     During 1997, the Company granted nonqualified stock options to purchase 33,000 shares of common stock at $14.375 per share to an officer. The options will become exercisable in equal installments over a five-year period commencing on the first anniversary of the date of grant. As of September 30, 1997, none of the shares are exercisable.

NOTE 10: BUSINESS SEGMENTS

     The Company operates in two business segments: The care management products and services sector, consisting primarily of services provided through its four nurse staffed, telephonic call centers to the health care industry; and clinical decision support information ("Criteria") which are marketed primarily through licenses to the health care industry.

     Revenue, operating income, capital expenditures, depreciation and identifiable assets are set forth in the following table. Identifiable assets are those assets used exclusively in the operations of each business segment. All assets of the Company were identifiable to either segment.

Business Segments
(In Thousands)


                               Care management
                                  products &     Clinical decision
                                   services     support information   Consolidated
1995                           ---------------  -------------------   ------------
----
Sales to Customers                $36,010                $6,755         $42,765
Operating Income                   (1,650)                 (888)         (2,538)
Identifiable Assets                37,082                 5,298          42,380
Capital Expenditures                5,163                   321           5,484
Depreciation & Amortization         2,181                    70           2,251

1996
Sales to Customers                $72,103               $10,733         $82,836
Operating Income                    5,697                   201           5,898
Identifiable Assets                84,292                 7,853          92,145
Capital Expenditures               11,063                   712          11,775
Depreciation & Amortization         4,228                   150           4,378

1997
Sales to Customers               $104,327               $16,315        $120,642
Operating Income                   10,397                   708          11,105
Identifiable Assets               102,654                12,897         115,551
Capital Expenditures                5,696                   938           6,634
Depreciation & Amortization         6,310                   312           6,622


NOTE 11: SUBSEQUENT EVENTS

     On September 28, 1998, Access Health entered into a merger agreement with HBO & Company ("HBOC"). The merger, which is subject to regulatory approval, Access Health stockholder approval, customary closing conditions and consents is intended to be accounted for as pooling-of-interests and is anticipated to close during the fourth calendar quarter of 1998. Stockholders of Access Health will receive shares of HBOC common stock, in a tax-free transaction, with the exchange ratio to be determined by averaging the closing HBOC stock price for a period ending shortly before Access Health's stockholder meeting. If the HBOC average price during this period is $30.00 or below, Access Health stockholders will receive 1.45 HBOC shares
for each Access Health share.   If the price is greater than $30.00 during
this period, Access Health Stockholders will receive shares of HBOC stock equal to a value of $43.50 per Access Health share.